[Exhibit 23.2 - Consent of Smith & Company]

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, as amended, pertaining to the WinWin Gaming, Inc. 2003 Stock Plan, of our report dated April 11, 2003, with respect to the consolidated financial statements of WinWin Gaming, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                       /s/ SMITH & COMPANY
                                       -----------------------------------------
                                       SMITH & COMPANY
                                       Salt Lake City, Utah
                                       December 10, 2004